UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2019

Ritchie Bros. Auctioneers Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On August 8, 2019, Ritchie Bros. Auctioneers Incorporated (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 7, 2019, the board of directors of the Company appointed Sharon Driscoll and Karl Werner as Interim Co-Chief Executive Officers (“Co-CEOs”), effective October 1, 2019, to serve until the board of directors identifies and hires a permanent Chief Executive Officer (“CEO”).

Sharon Driscoll, 57, joined the Company in July 2015 as Chief Financial Officer, following 17 years of senior executive experience at companies such as Rexall Pharmacies Canada (Katz Group Canada), Sears Canada Inc. and Loblaw Companies Limited. Most recently, Ms. Driscoll was Executive Vice President and CFO at Katz Group Canada Ltd., where she led financial operations, including capital allocation, financing strategies, treasury operations, regulatory compliance, risk management and financial talent development, from 2013 to 2015. Prior to Katz Group, Ms. Driscoll was Senior Vice President and CFO of Sears Canada Inc., one of Canada’s largest retailers, from 2008 to 2013. Ms. Driscoll is a Chartered Professional Accountant and has a Bachelor of Commerce (Honours) degree from Queen’s University. Ms. Driscoll also serves as a Director of Empire Company Limited (TSX: EMP.A).

Karl Werner, 54, joined the Company in 1996 as Territory Manager for the Olympic Peninsula and Alaska. In 1999 he was appointed to Regional Manager for the Northwest US and in 2004 transferred to the Company’s corporate head office as Senior Manager, Strategic Projects. In 2005 he was appointed to Divisional Manager, Auction Operations. In 2008 he was appointed to VP of Auction Operations until October 2013, when he became Chief Auction Operations Officer. In 2014, he took on the additional responsibilities of Managing Director for the Middle East, Africa and India. Mr. Werner was appointed to his current position of President, International in January 2017, where he oversees sales and business operations in Europe, the Middle East, Africa and India, Latin America, Australia and Asia. Mr. Werner came to the Company after 10 years of operating a heavy-haul transport company. He has a strong background in real estate development and operations management. Mr. Werner sits on advisory boards for various strategic partners.

Neither Ms. Driscoll nor Mr. Werner has any family relationships (by blood, marriage, or adoption, not more remote than first cousin) with any director or executive officer of the Company. Since January 1, 2019, neither Ms. Driscoll nor Mr. Werner was indebted to the Company or had a material interest in a transaction with the Company where the amount involved exceeded $120,000, nor are any such transactions currently proposed. Information with respect to the employment agreements and other compensation arrangements for Ms. Driscoll and Mr. Werner is included under the heading “Compensation Discussion and Analysis” in the Company’s definitive proxy statement, filed on March 27, 2019, which is hereby incorporated by reference.

In connection with their appointment, the Compensation Committee approved the following interim compensation arrangement for each executive:

1.	Additional base salary of $15,000 per month (prorated for partial months) (the “Additional Salary”); and

2.	The Additional Salary will be included in determining each executive's annual incentive award.

The Additional Salary will remain in effect until a new CEO commences employment with the Company.

Each executive is also eligible to receive an additional incentive, to be determined by the Compensation Committee at its discretion following an evaluation of Company’s performance and each executive’s performance during their service as Interim Co-CEO.

(e) The compensation information in Item 5.02 (c) is incorporated by reference herein.

Item 8.01 Other Events

On August 8, 2019, Ritchie Bros. Auctioneers Incorporated announced that its board of directors declared a quarterly cash dividend of $0.20 per common share, payable on September 18, 2019 to shareholders of record on August 28, 2019.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	News release, dated August 8, 2019 issued by Ritchie Bros. Auctioneers Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2019	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release, dated August 8, 2019 issued by Ritchie Bros. Auctioneers Incorporated